UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange
5.75% Notes due 2022	TPVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Election of Directors.

On December 27, 2019, on the recommendation of its Nominating and Corporate Governance Committee, the board of directors (the “Board”) of TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), increased the size of the Board to six members from five members and appointed Cynthia M. Fornelli as an independent Class III director to fill the vacancy created by such increase, effective immediately. Ms. Fornelli will serve as a member of the Audit Committee, the Valuation Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The initial term of Ms. Fornelli, a Class III director, will expire at the 2020 annual meeting of stockholders of the Company. The Board has determined that Ms. Fornelli is not an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940, and is independent within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange Listed Company Manual. As an independent director, Ms. Fornelli will receive the same compensation as that to be provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC. There is no arrangement or understanding under which Ms. Fornelli was appointed. There are no transactions involving Ms. Fornelli requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Fornelli launched the Center for Audit Quality (the “CAQ”), an autonomous, nonpartisan, and nonprofit public policy advocacy organization dedicated to enhancing investor confidence and public trust in the global capital markets, in 2007, and served as its Executive Director until May 2019. Prior to launching the CAQ, Ms. Fornelli was a Senior Vice President of Regulatory and Conflicts Management at Bank of America from 2004 to 2006. Between 1999 and 2004, Ms. Fornelli worked at the U.S. Securities and Exchange Commission’s Division of Investment Management including as Deputy Director from 2001 to 2004. Ms. Fornelli is currently a member of the advisory board of a number of organizations and received her Bachelor of Arts degree from Purdue University and her Juris Doctor from The George Washington University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: December 30, 2019